20
                             BY-LAWS

                               OF

             ALLIANCEBERNSTEIN BALANCED SHARES, INC.

                            ARTICLE I

                             Offices

          Section 1.  Principal Office in Maryland.  The

Corporation shall have a principal office in the City of

Baltimore, State of Maryland.



          Section 2.  Other Offices.  The Corporation may have

offices also at such other places within and without the State of

Maryland as the Board of Directors may from time to time

determine or as the business of the Corporation may require.



                           ARTICLE II



                    Meetings of Stockholders



          Section 1.  Place of Meeting.  Meetings of stockholders

shall be held at such place, either within the State of Maryland or at such other place outside the State of Maryland, as shall be fixed from time to time by the Board of Directors.



          Section 2.  Annual Meetings.  Except as the Board of

Directors of the Corporation shall otherwise determine, an annual meeting of stockholders shall not be held in any year in which none of the following is required to be acted on be stockholders under the Investment Company Act of 1940: (1) election of

directors; (2) approval of the investment advisory agreement; (3)

ratification of the selection of independent public accountants;

or (4) approval of a distribution agreement. In such years that an annual meeting of stockholders is required to be held, it shall be held between October 1 and October 31, inclusive, at ten thirty oclock in the forenoon, at the office of the Corporation in the City of Baltimore, Maryland, or at such place within the

United States as may be fixed by the Chairman or the President for the purposes of electing directors and for transacting such other business as may properly be brought before the meeting.

Only such business, in addition to that prescribed by law, by the

Articles of Incorporation and by these By-Laws, may be brought before such meeting as may be specified by resolutions of the

Board of Directors, or by a writing filed with the Secretary and signed by the Chairman, the Vice Chairman or the President or by

a majority of the directors or by stockholders holding at least one-tenth of the stock of the Corporation outstanding and

entitled to vote at the meeting.



          Section 3.  Notice of Annual Meeting.  Written or

printed notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date of the meeting.



          Section 4.  Special Meetings.  Special meetings of

stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than twenty-five per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such

meeting, the secretary shall give the notice of such meeting. The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve months unless requested to do so by holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting.



          Section 5.  Notice of Special Meeting.  Written or

printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date fixed for the meeting.



          Section 6.  Business of Special Meetings.  Business

transacted at any special meeting of stockholders shall be

limited to the purposes stated in the notice thereof.



          Section 7.  Quorum.  The presence in person or by proxy

of the holders of one-third of the shares of stock of the

Corporation entitled to vote thereat shall constitute a quorum at any meeting of the stockholders.



          Section 8.  Voting.  When a quorum is present at any

meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting.



          Section 9.  Proxies.  Each stockholder shall at every

meeting of stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.



          Section 10.  Record Date.  In order that the

Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing

without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights (other than dividends equal to the entire undistributed net income of the Corporation that accrue automatically on a daily basis), or entitled to

exercise any rights in respect of any change, conversion or

exchange of stock or for the purpose of any other lawful action,

the Board of Directors may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of

stockholders is to be taken. If the Board of Directors shall have instituted the automatic declaration as dividends of the entire or substantially all of the undistributed net income of the

Corporation on a daily basis, then the stockholders entitled to receive payment of each such daily automatic dividend shall be the stockholders of record at the close of business on the day with respect to which each such dividend is paid. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.



          Section 11.  Inspectors of Election.  The directors, in

advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person

presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an

inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the

number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any,

shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.



          Section 12.  Informal Action by Stockholders.  Any

action required or permitted to be taken at any meeting of

stockholders may be taken without a meeting if a consent in

writing, setting forth such action, is signed by all the

stockholders entitled to vote on the subject matter thereof and any other stockholders have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.



                           ARTICLE III



                       Board of Directors



          Section 1.  Number of Directors.  The number of

directors which shall constitute the entire Board of Directors shall be seven. By amendment of this By-Law the number may be increased or decreased from time to time by the vote of a

majority of the entire Board of Directors within the limits

permitted by law but at no time may the number of directors be less than three as provided in the Certificate of Incorporation,

but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The directors shall be elected to hold office at the annual meeting of stockholders, except as provided in

Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders and until his

successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation.  Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes entitled to be cast thereon, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.



          Section 2.  Vacancies and Newly-Created Directorships.

Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of

directors may be filled by a majority of the directors then in office, though less than a quorum. A director elected by the

Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified.



          Section 3.  Powers.  The business and affairs of the

Corporation shall be managed under the direction of the Board of

Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.



          Section 4.  Annual Meeting.  The first meeting of each

newly elected Board of Directors shall be held immediately

following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting to the

directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.



          Section 5.  Other Meetings.  The Board of Directors of

the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of

Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by

telephone or by telegraph. The notice need not specify the

business to be transacted.



          Section 6.  Quorum and Voting.  At meetings of the

Board of Directors, two of the directors in office at the time,

but in no event less than one-third of the entire Board of

Directors, shall constitute a quorum for the transaction of

business, provided, however, that if the Board of Directors

consists of one director, one director shall constitute a quorum.

The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of

Directors. If a quorum shall not be present at any meeting of the

Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.



          Section 7.  Committees.  The Board of Directors may, by

resolution passed by a majority of the entire Board of Directors,

appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be

composed of two one or more of the directors of the Corporation and one or more alternate members as the Board of Directors shall designate.  The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the

business and affairs of the Corporation, except the power to declare dividends, to issue stock, to recommend to stockholders any action requiring stockholders approval, to amend the By-Laws or to approve any merger or share exchange which does not require stockholders approval. Such committee or committees shall have the name or names as may be determined from time to time by

resolution adopted by the Board of Directors.  Unless the Board of Directors designates one or more directors as alternate

members of any committee, who may replace an absent or

disqualified member at any meeting of the committee, the The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of

Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, if such a committee is composed of more than one

member, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of

business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.



          Section 8.  Minutes of Committee Meetings.  The

committees shall keep regular minutes of their proceedings.



          Section 9.  Informal Action by Board of Directors and

Committees.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the

minutes of proceedings of the Board of Directors or committee.



          Section 10.  Meetings by Conference Telephone.  The

members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such

participation shall constitute presence in person at such

meeting.



          Section 11.  Fees and Expenses.  The directors may be

paid their expenses of attendance at each meeting of the Board of

Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.

No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be

allowed like reimbursement and compensation for attending

committee meetings.



                           ARTICLE IV



                             Notices



          Section 1.  General.  Notices to directors and

stockholders mailed to them at their post office addresses

appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mails.



          Section 2.  Waiver of Notice.  Whenever any notice is

required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons

entitled to said notice, whether before or after the time stated

therein, shall be deemed the equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.



                            ARTICLE V



         Chairman of the Board of Directors and Officers



          Section 1.  General.  The officers of the Corporation

shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a

president, a secretary and a treasurer. The Board of Directors may choose also such vice presidents and additional officers or assistant officers as it may deem advisable. Any number of

offices, except the offices of president and vice president, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such

instrument is required by law to be executed, acknowledged or verified by two or more officers.



          Section 2.  Other Officers and Agents.  The Board of

Directors may appoint such other officers and agents as it

desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be

determined from time to time by the Board of Directors.



          Section 3.  Tenure of Officers.  The officers of the

Corporation shall hold office at the pleasure of the Board of

Directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the

Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.



          Section 4.  Chairman of the Board of Directors.  The

chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall preside at all meetings of the

stockholders and of the Board of Directors.  The chairman shall have such other duties and powers as may be determined by the

Board of Directors from time to time.  The chairman shall not be an officer of the Corporation except as otherwise determined by resolution of the Board of Directors or amendment of these By-

laws.



          Section 5.  President and Chief Executive Officer.  The

president shall, in the absence of the chairman of the Board of

Directors, preside at all meetings of the stockholders or of the

Board of Directors.  The president or such officer as has been determined by the Directors shall be the chief executive officer.

The president and/or chief executive officer shall have general responsibility for implementation of the policies of the

Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.  He shall execute on behalf of the Corporation, and may affix the seal or cause the seal to be affixed to, all instruments

requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of

Directors to some other officer or agent of the Corporation.



          Section 6.  Vice Presidents.  The vice presidents shall

act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the president or the Board of

Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may

otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of

seniority.



          Section 7.  Secretary.  The secretary shall act under

the direction of the president. Subject to the direction of the president he shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of

Directors, and shall perform such other duties as may be

prescribed by the president or the Board of Directors. He shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring

it.



          Section 8.  Assistant Secretaries.  The assistant

secretaries in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the

Board of Directors may from time to time prescribe.



          Section 9.  Treasurer.  The treasurer shall act under

the direction of the president. Subject to the direction of the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the president or the

Board of Directors, taking proper vouchers for such

disbursements, and shall render to the president and the Board of

Directors, as its regular meetings, or when the Board of

Directors so requires, an account of all his transactions as treasurer and of the results of operations and financial

condition of the Corporation.



          Section 10.  Assistant Treasurers.  The assistant

treasurers in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the

Board of Directors may from time to time prescribe.



                           ARTICLE VI



                      Certificates of Stock



          Section 1.  General.  Every holder of stock of the

Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate,

signed by, or in the name of the Corporation by, the president or a vice president and countersigned by the treasurer or an

assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of whole shares of stock owned by him in the Corporation.



          Section 2. Fractional Share Interests or Scrip.  The

Corporation may, but shall not be obliged to, issue fractions of a share of stock, arrange for the disposition of fractional

interests by those entitled thereto, pay in cash the fair value of fractions of a share of stock as of the time when those

entitled to receive such fractions are determined, or issue scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share of stock upon the

surrender of such scrip or other evidence of ownership

aggregating a full share. Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights to whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding,

however, the right to receive a stock certificate representing such fractional shares. The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the

condition that it shall become void if not exchanged for

certificates representing full shares of stock before a specified date or subject to the condition that the shares of stock for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other reasonable conditions which the Board of Directors shall deem advisable, including provision for forfeiture of such proceeds to the Corporation if not claimed within a period of not less than three years after the date of the original issuance of scrip certificates.



          Section 3.  Signatures on Certificates.  Any or all of

the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue. The seal of the

Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.



          Section 4.  Lost, Stolen or Destroyed Certificates.

The Board of Directors may direct a new certificate or

certificates to be issued in place of any certificate or

certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any

affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of

Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal

representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made

against the Corporation with respect to the certificate or

certificates alleged to have been lost, stolen or destroyed.



          Section 5.  Transfer of Shares.  Upon request by the

registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of

succession, assignment or authority to transfer, subject to the

Corporations rights to redeem or purchase such shares, it shall be the duty of the Corporation, if it is satisfied that all

provisions of the Certificate of Incorporation, of the By-Laws

and of the law regarding the transfer of shares have been duly complied with, to record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.



          Section 6.  Registered Owners.  The Corporation shall

be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including redemption, voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of

Maryland.



                           ARTICLE VII



                         Net Asset Value



          Section 1.  Net Asset Value.       (a) Liquidating

value (i.e., net asset value) shall be determined as described in the Certificate of  Incorporation.



                          ARTICLE VIII



                          Miscellaneous



          Section 1.  Reserves.  There may be set aside out of

any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their

absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property,

or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of

Directors may modify or abolish any such reserve.



          Section 2.  Dividends.  Dividends upon the shares of

Capital Stock of the Corporation may, subject to the provisions of the Certificate of Incorporation and of the provisions of applicable law, be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporations Capital Stock, subject to the provisions of the

Certificate of Incorporation and of applicable law.



          Section 3.  Capital Gains Distributions.  The amount

and number of capital gains distributions paid to the holders of

Capital Stock during each fiscal year shall be determined by the

Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent

required by law.



          Section 4.  Checks.  All checks or demands for money

and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of

Directors may from time to time designate.



          Section 5.  Fiscal Year.  The fiscal year of the

Corporation shall be fixed by resolution of the Board of

Directors.



          Section 6.  Seal.  The corporate seal shall have

inscribed thereon the name of the Corporation, the year of its organization and the words Corporate Seal, Maryland. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.



          Section 7.  Filing of By-Laws.  A certified copy of the

By-Laws, including all amendments, shall be kept at the principal office of the Corporation.



          Section 8.  Annual Report.  The books of account of the

Corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the

Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. Within 60 days of the close of each annual fiscal period a report based upon such examination at the close of that fiscal period shall be mailed to each stockholder of the Corporation of record at the close of such annual fiscal period, unless the Board of Directors shall set another record date, at his address as the same appears on the books of the Corporation. Each such report shall contain such information as is required to be set forth therein by the

Investment Company Act of 1940 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

Such report shall also be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the

principal office of the Corporation.



          Section 9.  Stock Ledger.  The Corporation shall

maintain at its principal office outside of the State of Maryland an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of stock held by each stockholder. Such stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time for visual inspection.



          Section 10.  Custodian.  All securities and similar

investments owned by the Corporation shall be held by a custodian which shall be either a trust company or a national bank of good standing, having a capital surplus and undivided profits

aggregating not less than five million dollars ($5,000,000), or a member firm of the New York Stock Exchange, Inc. The terms of custody of such securities and cash shall include such provisions required to be contained therein by the Investment Company Act of

1940 and the rules and regulations promulgated thereunder by the

Securities and Exchange Commission.



          Upon the resignation or inability to serve of any such

custodian the Corporation shall (a) use its best efforts to

obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered directly to the successor custodian, and (c) in the event that no

successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the

question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of all the stock of the

Corporation at the time outstanding and entitled to vote. Upon its resignation or inability to serve and pending action by the

Corporation as set forth in this section, the custodian may

deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian.



          Section 11.  Indemnification of Directors and Officers.

The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as

currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or

investigative, by reason of the fact that such person or such persons testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the

Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company

Act of l940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this

Section 11, shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above.

No amendment of this Section 11, shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 11, the term

Corporation shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a

constituent) absorbed by the Corporation in a consolidation or merger; the term other enterprise shall include any corporation,

partnership, joint venture, trust or employee benefit plan;

service at the request of the Corporation shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with

respect to an employee benefit plan, its participants or

beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the

Corporation.



                           ARTICLE IX

                           Amendments

          The Board of Directors shall have the power, by a

majority vote of the entire Board of Directors at any meeting thereof, to amend, alter, change or repeal these By-Laws of the

Corporation.



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